UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2017

Cobalt International Energy, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34579	27-0821169
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cobalt Center 920 Memorial City Way, Suite 100 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (713) 579-9100

N/A

(Former names or former addresses if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐†	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐†	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐†	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐†	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into Material Definitive Agreements.

On April 24, 2017, Cobalt International Energy, Inc. (the “Company”), entered into definitive documents in connection with, and consummated, a debt exchange transaction (the “Transaction”) with certain holders (the “Holders”) of the Company’s outstanding 2.625% Convertible Senior Notes due 2019 (the “2019 Notes”) and 3.125% Convertible Senior Notes due 2024 (the “2024 Notes”). The Transaction consisted of the issuance by the Company of $178,620,000 aggregate principal amount of its 7.750% Second-Lien Senior Secured Notes due 2023 (the “Additional Notes”) to Holders in exchange for $6,436,000 aggregate principal amount of 2019 Notes and $296,309,000 aggregate principal amount of 2024 Notes held by the Holders. As a result of the Transaction, the aggregate principal face amount of the Company’s outstanding long–term debt has been reduced by approximately $124.1 million. In addition, after giving effect to Transaction and the Company’s other debt exchanges in December 2016 and January 2017, the principal face amount outstanding under the 2019 Notes and the 2024 Notes has been reduced by $310.4 million in the aggregate.

Exchange Agreement. The Transaction was consummated pursuant to the terms and conditions set forth in the exchange agreement (the “Exchange Agreement”), dated April 24, 2017, among the Company, the Guarantors (as defined below) and the Holders. The Exchange Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Exchange Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Exchange Agreement were made solely for purposes of the Transaction and as of specific dates, were solely for the benefit of the parties to the Exchange Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Exchange Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Exchange Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Exchange Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Indenture. The Additional Notes were issued pursuant to the Second Lien Indenture, dated December 6, 2016 (the “Original Indenture”), among the Company, the Guarantors and Wilmington Trust, National Association, as trustee and collateral agent (the “Trustee”), as amended, modified and supplemented from time to time, including by the second supplemental indenture, dated as of April 24, 2017 (the “Second Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), among the Company, the Guarantors and the Trustee. The Additional Notes mature on December 1, 2023 and bear interest at 7.750% per annum, payable semi-annually in arrears on each June 1 and December 1, commencing June 1, 2017. The Additional Notes constitute a further issuance of and form a single series with the Company’s outstanding 7.750% Second-Lien Senior Secured Notes due 2023 issued from time to time pursuant to the Original Indenture in the principal amount of U.S. $723,970,000 (the “Existing Notes” and, together with the Additional Notes, the “Notes”). The Additional Notes will have identical terms as the Existing Notes (including, without limitation, an identical first interest payment) other than the date of issue and the initial price. The Additional Notes will be entitled to the same benefits under the Indenture, the Intercreditor Agreement for the Notes and the security documents as the Existing Notes. The Additional Notes will initially trade under different CUSIP numbers to the Existing Notes until the expiration of the applicable holding period under Rule 144 of the Securities Act of 1933, as amended. On or around the first anniversary of the issue date of the Additional Notes, the Additional Notes are expected to trade fungibly with the Existing Notes under a single unrestricted CUSIP number, subject to applicable law. After giving effect to the issuance of the Additional Notes, the Company will have $902,590,000 principal amount of Notes outstanding. The Second Supplemental Indenture is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing summary of the Exchange Agreement, the Additional Notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements attached as exhibits hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Exchange Agreement, dated April 24, 2017, among Cobalt International Energy, Inc., the Guarantors party thereto and the Holders named in Schedule I thereto.

10.2	Second Supplemental Indenture, dated as of April 24, 2017, among Cobalt International Energy, Inc., the Guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent for the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2017

Cobalt International Energy, Inc.

By:	/s/ Jeffrey A. Starzec
Name:	Jeffrey A. Starzec
Title:	Executive Vice President and General Counsel

EXHIBIT LISTING

Exhibit No.	Description

10.1	Exchange Agreement, dated April 24, 2017, among Cobalt International Energy, Inc., the Guarantors party thereto and the Holders named in Schedule I thereto.

10.2	Second Supplemental Indenture, dated as of April 24, 2017, among Cobalt International Energy, Inc., the Guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent for the Notes.